UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (date of earliest event reported): March 1, 2019
____________

SERVICENOW, INC.
(Exact name of registrant as specified in its charter)

____________

Delaware	001-35580	20-2056195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2225 Lawson Lane
Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)

(408) 501-8550
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) and (d)

On March 1, 2019, the Board of Directors (the “Board”) of ServiceNow, Inc. (“ServiceNow” or the “Company”) expanded the size of the Board from nine (9) to eleven (11) members and appointed each of Teresa Briggs and Tamar Yehoshua to serve as a Class I director, effective immediately. The Board determined that each of Mses. Briggs and Yehoshua is an independent director within the meaning of the New York Stock Exchange listing standards. Ms. Briggs is expected to be appointed as a member of the Audit Committee of the Board at a future date. Ms. Yehoshua has not been, and is not expected to be, named to any committee of the Board at this time. There are no arrangements or understandings between either of Mses. Briggs and Yehoshua and any other persons pursuant to which each of Mses. Briggs and Yehoshua was selected as a director. There are no family relationships between either of Mses. Briggs and Yehoshua and any director or executive officer of the Company. Other than as disclosed herein, neither Ms. Briggs nor Ms. Yehoshua has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Each of Mses. Briggs and Yehoshua will receive the standard compensation and equity awards provided to non-employee directors of the Company and committee members for their service as disclosed in the Company's proxy statement for its 2018 annual meeting of stockholders. In addition, it is expected that each of Mses. Briggs and Yehoshua will enter into the Company’s standard form of indemnification agreement for directors and officers. The form indemnification agreement was filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2015.

Ms. Briggs is the Vice Chair and West Region Managing Partner of Deloitte LLP (“Deloitte”). Deloitte and entities affiliated with Deloitte have been a customer, partner or consultant of ServiceNow since 2011 and made payments to ServiceNow of $18,227,589 in 2018. ServiceNow has been a customer of Deloitte since 2015 and made payments to Deloitte of $230,620 in 2018.

Ms. Yehoshua is currently the Chief Product Officer of Slack Technologies, Inc. (“Slack”). ServiceNow has been a customer of Slack since 2016 and made payments to Slack of $348,782 in 2018, and the two companies have agreements with respect to product integrations and marketing.

For additional information, see the press release attached as Exhibit 99.1 to this Current Report on Form 8-K. The information in the press release attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

In addition, on March 1, 2019, the Board appointed Fay Sien Goon, 41, as the Company's Principal Accounting Officer, effective March 1, 2019. Michael P. Scarpelli, the Company's Chief Financial Officer, ceased serving in the capacity of Principal Accounting Officer upon the effectiveness of Ms. Goon's appointment, but continues to serve as the Company's Chief Financial Officer. Ms. Goon has served as Vice President, Finance and International Controller of the Company since August 2017, Senior Director from August 2016 to July 2017, Director from May 2014 to August 2016 and Senior Manager from December 2012 to May 2014. Ms. Goon holds a Master in Accountancy from The University of Alabama, Tuscaloosa.

There are no arrangements or understandings between Ms. Goon and any other persons, pursuant to which she was appointed as Principal Accounting Officer. There are no family relationships among any of the Company’s directors or executive officers and Ms. Goon. Ms. Goon is not a party to any transaction required to be disclosed pursuant to 404(a) of Regulation S-K. Ms. Goon has entered into the Company's standard form of indemnification agreement for directors and officers. The form indemnification agreement was filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC on February 27, 2015.

Under the terms of her employment with the Company, Ms. Goon will receive an annual base salary of 257,500€ per year. Ms. Goon is also eligible to participate in the Company's corporate bonus plan, with a performance-based target of up to 40% of base salary, and is eligible to receive future equity awards.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Press release dated March 4, 2019.

Exhibit List

Exhibit No.	Exhibit Title
99.1	Press release dated March 4, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICENOW, INC.

	By:	/s/ Michael P. Scarpelli
Michael P. Scarpelli Chief Financial Officer

Date: March 4, 2019